SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report: (Date of earliest event reported):
                                 October 4, 2002


                            MARVEL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                   001-13638                 13-3711775

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     (State or other        (Commission file number)      (I.R.S. Employer
     jurisdiction of                                      Identification No.)
     incorporation or
      organization)

10 East 40th Street, New York, New York                           10016
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(Address of principal executive offices)                       (Zip code)

                                 (212) 576-4000
              (Registrant's telephone number, including area code)


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Item 5. Other Events

Exchange Offer

            On October 7, 2002, Marvel Enterprises, Inc. (the "Company") announced that it had commenced an exchange offer for any or all of its outstanding shares of 8% Cumulative Convertible Exchangeable Preferred Stock. Under the terms of the exchange offer, each share of Preferred Stock may be exchanged by its holder for 1.39 shares of Marvel Common Stock. The exchange offer will expire at 5:00 p.m., New York City time, on November 18, 2002, unless extended. The exchange offer is explained in greater detail in the Company's Offer to Exchange which was filed with the Securities and Exchange Commission on October 7, 2002.

Amendment of Rights Agreement

            On October 4, 2002, the Company amended its Rights Agreement, dated as of August 22, 2000, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent, to accommodate the Exchange Offer.

Termination of Stockholders' Agreement

            On October 4, 2002, the Company and the stockholders of the Company still subject to the Stockholders' Agreement, dated as of October 1, 1998, among the Company and various of its stockholders, terminated that agreement.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit No.
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10.1    Amendment No. 2, dated as of October 7, 2002, to Rights Agreement, dated as of August 22, 2000, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

10.2 Agreement, dated as of October 4, 2002, to Terminate Stockholders' Agreement, dated as of October 1, 1998, among the Company (formerly, Toy Biz, Inc.) and various of its stockholders.

99.1 Marvel Enterprises, Inc. Offer to Exchange Shares of 8% Cumulative Convertible Preferred Stock, dated October 7, 2002 (Incorporated by reference to Exhibit (a) (1)(A) to the Company's Schedule TO filed with the Securities and Exchange Commission on October 7, 2002).

99.2    Text of press release, dated October 7, 2002.

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, Marvel Enterprises, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            MARVEL ENTERPRISES, INC.


                             By:         /s/   F. Peter Cuneo
                                 ------------------------------------
                                 Name:   F. Peter Cuneo
                                 Title:  President and Chief Executive Officer


Date: October 7, 2002